UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2014

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2014, RAIT Financial Trust (“RAIT”) entered into an At the Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) which provides that, from time to time during the term of the Sales Agreement, on the terms and subject to the conditions set forth therein, RAIT may issue and sell through MLV, as RAIT’s agent, up to $150,000,000 aggregate amount of RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”), RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series B Preferred Shares”), and RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series C Preferred Shares,” together with the Series A Preferred Shares and Series B Preferred Shares, the “Preferred Shares”).

Each time RAIT seeks to issue and sell Preferred Shares pursuant to the Sales Agreement, RAIT will notify MLV of any parameters of these sales, which may include the number of Preferred Shares, the time period during which sales are requested to be made, any limitation on the number of Preferred Shares that may be sold in any one day and any minimum price below which sales may not be made. Unless MLV declines to accept RAIT’s notice, MLV agrees to use its commercially reasonable efforts to sell the Preferred Shares up to the amount specified, and otherwise in accordance with the terms of RAIT’s notice. MLV is under no obligation to purchase Preferred Shares on a principal basis pursuant to the Sales Agreement unless otherwise agreed by RAIT and MLV.

Subject to the terms of RAIT’s notice, MLV may sell Preferred Shares in negotiated transactions or by any method deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange the (“NYSE”), on any other existing trading market for the Preferred Shares or to or through a market maker. Subject to the terms of our notice and with our prior written consent, MLV may also sell any Preferred Shares by any other method permitted by law and consistent with NYSE rules. Sales of Preferred Shares pursuant to the Sales Agreement will be made pursuant to the prospectus supplement dated June 13, 2014 (and any amendments or supplements thereto) and the accompanying base prospectus dated May 13, 2014, filed with the Securities and Exchange Commission (the “Commission”) pursuant to RAIT’s effective registration statement on Form S-3 (File No. 333-195574).

MLV is entitled to compensation of up to 3% of the gross proceeds from each sale of Preferred Shares under the Sales Agreement. The terms and conditions of the Sales Agreement include various representations and warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions. In the ordinary course of business, MLV or its affiliates may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, RAIT and its affiliates for which they may receive customary fees and expenses.

The above summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by the Sales Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Duane Morris LLP relating to the legality of the issuance and sale of Preferred Shares pursuant to the Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Ledgewood, a professional corporation, as to tax matters is attached to this Current Report on Form 8-K as Exhibit 8.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2014, RAIT filed Articles Supplementary (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland reclassifying and designating (the “Reclassification”) an additional 3,309,288 of RAIT’s unclassified preferred shares of beneficial interest, par value $0.01 per share, as 3,309,288 Series A Preferred Shares.

The Reclassification increases the number of shares classified as Series A Preferred Shares from 4,760,000 shares immediately prior to the Reclassification to 8,069,288 shares immediately after the Reclassification. The

Reclassification decreases the number of unclassified preferred shares from 4,340,000 shares immediately prior to the Reclassification to 1,030,712 shares immediately after the Reclassification. RAIT engaged in the Reclassification in order to authorize additional Series A Preferred Shares issuable under the Sales Agreement.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	At the Market Issuance Sales Agreement, dated June 13, 2014, by and between RAIT Financial Trust and MLV & Co. LLC.

3.1	Articles Supplementary, dated June 13, 2014.

5.1	Opinion of Duane Morris LLP.

8.1	Opinion of Ledgewood, PC.

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

June 13, 2014	By:	/s/ James J. Sebra

		Name:	James J. Sebra
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	At the Market Issuance Sales Agreement, dated June 13, 2014, by and between RAIT Financial Trust and MLV & Co. LLC.

3.1	Articles Supplementary, dated June 13, 2014.

5.1	Opinion of Duane Morris LLP.

8.1	Opinion of Ledgewood, PC.

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).